Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, No. 333-192059 and No. 333-214390) on Form S-3, the registration statement (No. 333-164928, No. 333-182269 and No. 333-197492) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. of our reports dated February 26, 2018, with respect to the consolidated balance sheets of Kennedy-Wilson Holdings, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the financial statement schedules III and IV, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appears in the December 31, 2017 annual report on Form of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
February 26, 2018